       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON . , 1998
                             SUBJECT TO AMENDMENT
                                                       REGISTRATION NO. 333- .
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

    FEDERAL-MOGUL CORPORATION                   MICHIGAN                  38-0533580
 FEDERAL-MOGUL DUTCH HOLDINGS INC.              DELAWARE                  38-3399272
   FEDERAL-MOGUL GLOBAL INC.                    DELAWARE                  38-3399269
 FEDERAL-MOGUL U.K. HOLDINGS INC.               DELAWARE                  38-3399273
  CARTER AUTOMOTIVE COMPANY, INC.               DELAWARE                  43-1374271
 FEDERAL MOGUL VENTURE CORPORATION               NEVADA                   38-2938561
   FEDERAL-MOGUL WORLD WIDE, INC.               MICHIGAN                  38-3010848
FEDERAL-MOGUL GLOBAL PROPERTIES, INC.           MICHIGAN                  38-3394578
      FELT PRODUCTS MFG. CO.                    DELAWARE                  36-1065910
      FEL-PRO MANAGEMENT CO.                    DELAWARE                  36-3852940
   FEL-PRO CHEMICAL PRODUCTS L.P.               DELAWARE                  36-3853228

   (EXACT NAME OF REGISTRANT AS      (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER
     SPECIFIED IN ITS CHARTER)     OF INCORPORATION OR ORGANIZATION)   IDENTIFICATION NO.)


                          26555 NORTHWESTERN HIGHWAY
                          SOUTHFIELD, MICHIGAN 48034
                                (248) 354-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           EDWARD W. GRAY, JR., ESQ.
                           FEDERAL-MOGUL CORPORATION
                          26555 NORTHWESTERN HIGHWAY
                          SOUTHFIELD, MICHIGAN 48034
                                (248) 354-7700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
  The Commission is requested to mail signed copies of all orders, notices and communications to:
         LAURENT ALPERT, ESQ.                   THOMAS A. COLE, ESQ.
  CLEARY, GOTTLIEB, STEEN & HAMILTON               SIDLEY & AUSTIN
           ONE LIBERTY PLAZA                  ONE FIRST NATIONAL PLAZA
       NEW YORK, NEW YORK 10006                CHICAGO, ILLINOIS 60603
            (212) 225-2000                         (312) 853-7000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                                                  (continued on following page)

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                            PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED         REGISTERED(1)  PER UNIT(2)(3)  PRICE(2)(3)       FEE
-----------------------------------------------------------------------------------
Common Stock, without
 par value offered by
 Federal-Mogul
 Corporation(4).........
-----------------------------------------------------------------------------------
Debt Securities offered
 by Federal-Mogul
 Corporation............
-----------------------------------------------------------------------------------
Preferred Stock offered
 by Federal-Mogul
 Corporation(4).........
-----------------------------------------------------------------------------------
Total Securities offered
 by Federal-Mogul
 Corporation............
-----------------------------------------------------------------------------------
Common Stock, without
 par value offered by
 Selling Shareholders...
-----------------------------------------------------------------------------------
Guarantee of Federal-
 Mogul Dutch Holdings
 Inc.(5)................
-----------------------------------------------------------------------------------
Guarantee of Federal-
 Mogul Global Inc.(5)...
-----------------------------------------------------------------------------------
Guarantee of Federal-
 Mogul U.K. Holdings
 Inc.(5)................
-----------------------------------------------------------------------------------
Guarantee of Carter
 Automotive Company,
 Inc.(5)................
-----------------------------------------------------------------------------------
Guarantee of Federal
 Mogul Venture
 Corporation(5).........
-----------------------------------------------------------------------------------
Guarantee of Federal-
 Mogul World Wide,
 Inc.(5)................
-----------------------------------------------------------------------------------
Guarantee of Federal-
 Mogul Global
 Properties, Inc.(5)....
-----------------------------------------------------------------------------------
Guarantee of Felt
 Products Mfg. Co.(5)...
-----------------------------------------------------------------------------------
Guarantee of Fel-Pro
 Management Co.(5)......
-----------------------------------------------------------------------------------
Guarantee of Fel-Pro
 Chemical Products
 L.P.(5)................
-----------------------------------------------------------------------------------
Total...................  $1,843,643,750      100%      $1,843,643,750 $543,875(6)
-----------------------------------------------------------------------------------

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-------
(1) Such indeterminate number or amount of Common Stock, Debt Securities and Preferred Stock as may from time to time be issued at indeterminate prices.The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Guarantees of certain Debt Securities may be issued by the above-named subsidiaries of Federal-Mogul. No separate consideration will be received for the issuance of these Guarantees.
(2) The proposed maximum offering price per unit will be determined from time to time by Federal-Mogul or the Selling Shareholders in connection with the issuance by the Registrant or the sale by the Selling Shareholders of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate public offering price of the Common Stock, Debt Securities and Preferred Stock offered by Federal-Mogul Corporation and the Selling Shareholders will not exceed $1,843,643,750, the amount of Securities being carried forward hereunder pursuant to Rule 429, as detailed below, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(4) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into other securities. No separate consideration will be received for the Preferred Stock or Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock.
(5) Guarantees of certain Debt Securities may be issued by the above-named subsidiaries of Federal-Mogul. No separate consideration will be received for the issuance of these Guarantees.
(6) The fee for the registration of securities being carried forward hereunder pursuant to Rule 429 has been previously paid.

                                --------------

  PURSUANT TO THE PROVISIONS OF RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AN ADDITIONAL $1,843,643,750 PRINCIPAL AMOUNT OF COMMON STOCK, DEBT SECURITIES AND PREFERRED STOCK REGISTERED BY THE REGISTRANT UNDER THE SECURITIES ACT OF 1933 IN REGISTRATION STATEMENT NO. 333-50413 AND THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO SUCH REGISTRATION STATEMENT.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

PROSPECTUS

                                $2,500,000,000

                           FEDERAL MOGUL CORPORATION

               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

  Federal-Mogul Corporation, a Michigan corporation ("Federal-Mogul" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Federal-Mogul (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), and (iii) shares of its common stock, without par value ("Common Stock"). The Selling Shareholders (as defined herein) may offer and sell Common Stock as provided for in an accompanying supplement to this Prospectus. See "Plan of Distribution." Debt Securities, Preferred Stock and Common Stock are herein collectively referred to as the "Securities."

  Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of Federal-Mogul to defer payment of interest on the Debt Securities and the maximum length of such deferral period and other special terms; (ii) in the case of Preferred Stock, the specific designation and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, if any, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms; and (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information.

  The offering price to the public of the Securities will be limited to U.S. $2,500,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by Federal-Mogul). The Debt Securities may be denominated in United States dollars or, at the option of Federal-Mogul if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Securities of one or more classes or series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Common Stock is listed on the New York Stock Exchange under the trading symbol "FMO."

  The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

  The Selling Shareholders will receive the net proceeds from the sale of shares of Common Stock by the Selling Shareholders and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. Federal-Mogul is responsible for payment of all other expenses incident to the registration of the shares of Common Stock. The Selling Shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the Common Stock sold by the Selling Shareholders may be deemed "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of certain indemnification arrangements.

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                --------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is  . , 1998.

                             AVAILABLE INFORMATION

  Federal-Mogul is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part, as well as such reports, proxy statements and other information filed by Federal-Mogul with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and in New York, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and such material is contained on the worldwide web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Federal-Mogul can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

  Federal-Mogul has filed the Registration Statement with the Commission in Washington, D.C. with respect to the Securities offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding Federal-Mogul and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

                                  THE COMPANY

  Federal-Mogul is a leading global manufacturer and distributor of a broad range of vehicular components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. Such components include powertrain systems components (primarily bearings, rings and pistons), sealing system components (dynamic seals and gaskets) and general products (primarily friction products, sintered products, camshafts and systems protection products). Federal-Mogul markets its products to many of the world's major original equipment ("OE") manufacturers. Federal-Mogul also manufactures and supplies its products and related parts to the aftermarket relating to each of these categories of equipment.

  Founded in 1899, Federal-Mogul traditionally focused on the manufacture and distribution of engine bearings and sealing systems. From 1990 through 1996, Federal-Mogul pursued a strategy of opening retail auto stores in various domestic and international locations. These geographically-dispersed stores proved burdensome to manage and resulted in substantial operating losses. In the fourth quarter of 1996, Federal-Mogul initiated a change of management, following which the Company initiated a significant restructuring program designed to refocus the Company on its core competency of manufacturing. As part of its restructuring, Federal-Mogul closed or sold substantially all of its retail operations. Federal-Mogul also began to pursue a growth strategy of acquiring complementary manufacturing companies that enhance the Company's product base, expand its global manufacturing operations and provide opportunities to capitalize on the Company's aftermarket distribution network and technological resources.

  In connection with its growth strategy, on March 6, 1998 Federal-Mogul acquired T&N plc ("T&N"), a U.K. based supplier of engine and transmission products, for total consideration of approximately (Pounds)1.46 billion ($2.42 billion, converted at a blended exchange rate of 1.6510 U.S. dollars to 1 pound sterling). T&N manufactures and supplies high technology engineered automotive components and industrial materials including pistons, friction products, bearings, systems protection, camshafts and sealing products. On February 24, 1998, Federal-Mogul acquired Fel-Pro, Incorporated and certain affiliated entities ("Fel-Pro"), a privately-owned automotive parts manufacturer, for total consideration of approximately $717 million. Fel-Pro is a premier gasket manufacturer for the North American aftermarket and OE heavy duty market.

  Federal-Mogul operates facilities at over 240 manufacturing locations in 24 countries. On a pro forma basis (giving effect to the acquisitions of T&N and Fel-Pro and the disposition of T&N thinwall and drywall and dry bearings (polymer bearings) operations ("T&N Bearings Business") as if they had occurred on January 1, 1997), Federal-Mogul's total sales for 1997 were $4.8 billion.

  Federal-Mogul is a Michigan corporation with its principal executive offices located at 26555 Northwestern Highway, Southfield, Michigan 48034. The telephone number of those offices is (248) 354-7700.

  RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth Federal-Mogul's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each year in the five-year period ended December 31, 1997 and the three-month period ended March 31, 1998.

                                           YEAR ENDED DECEMBER 31,
                          THREE MONTHS     --------------------------------
                      ENDED MARCH 31, 1998 1997  1996    1995    1994  1993
                      -------------------- ----  ----    ----    ----  ----
Ratio of Earnings to
 Fixed Charges(1):            1.1x         3.3x  N/A(2)  N/A(3)  4.3x  2.7x

                                              YEAR ENDED DECEMBER 31,
                             THREE MONTHS     --------------------------------
                         ENDED MARCH 31, 1998 1997  1996    1995    1994  1993
                         -------------------- ----  ----    ----    ----  ----
Ratio of Earnings to
 Combined Fixed Charges
 and Preferred Stock
 Dividends(1):                   1.1x         2.9x  N/A(2)  N/A(3)  3.1x  2.2x

--------
(1) Federal-Mogul guarantees the debt of the Federal-Mogul Employee Stock Ownership Plan ("ESOP"); the fixed charges of the ESOP are not included in the above calculations.
(2) Not applicable as 1996 earnings were inadequate to cover fixed charges by $173.0 million.
(3) Not applicable as 1995 earnings were inadequate to cover fixed charges by $53.4 million.

  The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by Federal-Mogul from the sale of the Securities offered hereby are expected to be used for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein. Federal-Mogul will not receive any proceeds from the sale of shares of Common Stock by any Selling Shareholder.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture," each, an "Indenture" and, together, the "Indentures"), in each case between Federal-Mogul and the trustee identified therein (the "Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.

  The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

  The Debt Securities will be unsecured obligations of Federal-Mogul. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of Federal-Mogul. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of Federal-Mogul. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of Federal-Mogul. See "-- Subordination under the Subordinated Indenture."

  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including, but not limited to, the following: (1) the title of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such Debt Securities will be issued under the Senior Indenture, the Subordinated Indenture or other indenture set forth in the Prospectus Supplement; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities is payable or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from such interest will accrue or the method by which such date or dates will be determined, the date or dates on which interest, if any, will be payable and the record date or dates therefor; (5) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (6) the right, if any, of Federal-Mogul to defer payment of interest on Debt Securities and the maximum length of any such deferral period; (7) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed or otherwise purchased, in whole or in part, at the option of Federal-Mogul; (8) the obligation, if any, and the limitations, if any, on Federal-Mogul to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof or at Federal-Mogul's option or otherwise, or to apply any purchases of such Debt Securities to any such redemption, and, if any, the period or periods within which, the price or prices at which, the application of purchases to redemptions, and the other terms and conditions upon which such Debt Securities shall be redeemed or purchased, in whole or in part; (9) the denominations in which such Debt Securities are authorized to be issued; (10) the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, or in which such Debt Securities will be denominated and whether Federal-Mogul or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable;
(11) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (12) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (13) any addition to, or modification or deletion of, any Event of Default or any covenant of Federal-Mogul specified in the Indenture with respect to such Debt Securities; (14) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (15) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (16) whether the Debt Securities of the series are convertible into Common Stock or Preferred Stock, and, if so, the class or series of capital stock of Federal-Mogul into which such Debt Securities are convertible and the terms and conditions upon which such conversion will be effected; and (17) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

  Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest, if any, otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

GUARANTEES

  Each Prospectus Supplement will describe, as to the Debt Securities to which it relates, any guarantees for the benefit of such Debt Securities, which may be granted by one or more of the following direct and indirect subsidiaries of the Company: Federal-Mogul Dutch Holdings Inc., Federal-Mogul Global Inc., Federal-Mogul U.K. Holdings Inc., Carter Automotive Company, Federal Mogul Venture Corporation, Federal-Mogul World Wide, Inc., Federal-Mogul Global Properties, Inc., Felt Products Mfg. Co., Fel-Pro Management Co. and Fel-Pro Chemical Products, L.P. The first three named Guarantors are holding companies whose sole assets are stock of subsidiaries or intercompany debt. The net book value of each of the other Guarantors is less than $10 million per Guarantor, except for Fel-Pro Chemical Products, L.P., which had a net book value of approximately $40 million at March 31, 1998 and is in the process of being sold. The Guarantees are thus not expected to be of significant value to the holders of the Debt Securities, and Federal-Mogul does not believe that separate financial information or other information in respect of the Guarantors would be material to purchasers of Debt Securities. Each Prospectus Supplement will specify which of these entities will provide guarantees in connection with any series of notes. Each such Prospectus Supplement will also describe any provisions regarding release or addition of guarantors of obligations under such Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

  Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Federal-Mogul maintained for that purpose as Federal-Mogul may designate from time to time, except that, at the option of Federal-Mogul, interest payments, if any, on Debt Securities in registered form may be made (i) by check mailed to the address of the person entitled thereto as specified in the Register or (ii) at Federal-Mogul's expense, by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

  Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Federal-Mogul may appoint from time to time. The paying agents outside the United States initially appointed by Federal-Mogul for a series of Debt Securities will be named in the Prospectus Supplement. Federal-Mogul may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Federal-Mogul will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Federal-Mogul will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

  Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Federal-Mogul maintained for such purpose as designated by Federal-Mogul from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GLOBAL DEBT SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Federal-Mogul expects that the following provisions will apply to such depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Federal-Mogul, if such Debt Securities are offered and sold directly by Federal-Mogul. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Federal-Mogul understands that, under existing industry practices, if Federal-Mogul requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. (Section 3.8.)

  Federal-Mogul expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Federal-Mogul also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Federal-Mogul, the respective Trustees or any agent of Federal-Mogul or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.8.)

  Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation and a duly registered successor Depositary is not appointed by Federal-Mogul within 90 days, Federal-Mogul will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Federal-Mogul may at any time in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY FEDERAL-MOGUL

  Unless otherwise specified in the applicable Prospectus Supplement, Federal-Mogul shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all of its assets, unless: (i) the corporation formed by such consolidation or into which Federal-Mogul is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which Federal-Mogul is merged or which acquires Federal-Mogul's assets expressly assumes all of the obligations of Federal-Mogul under each Indenture; (iii) immediately after giving effect to such transaction, no Default (as hereinafter defined) or Event of Default exists; and (iv) if, as a result of such transaction, properties or assets of Federal-Mogul would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, Federal-Mogul or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Federal-Mogul is merged or to which such sale is made, shall succeed to, and be substituted for Federal-Mogul under each Indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

  Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of at least 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Federal-Mogul (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the original principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal, premium, if any, and interest, if any, on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)

  Unless otherwise specified in the applicable Prospectus Supplement, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due and payable; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Federal-Mogul by the Trustee for such series, or to Federal-Mogul and the Trustee for such series by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any covenant with respect to the Debt Securities of that series; (d) with respect to the Senior Indenture, default with respect to other indebtedness of Federal-Mogul for borrowed money in an aggregate principal amount of at least $25 million, which default shall constitute a failure to pay any portion of the principal when due and payable after the expiration of an applicable grace period with respect thereto or shall result in an acceleration thereof and such acceleration is not rescinded or annulled or such debt shall not be paid in full within 30 days after the written notice thereof to Federal-Mogul by the Trustee or to Federal-Mogul and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if such default under such other agreement is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Federal-Mogul. (Section 5.1.) The definition of "Event of Default" in each Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)

  Each Indenture provides that the Trustee will, if it is known to a Responsible Officer of the Trustee, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided, that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

  Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

  Each Indenture includes a covenant that Federal-Mogul will file annually with the Trustee a certificate as to Federal-Mogul's compliance with all conditions and covenants of such Indenture. (Section 9.6.)

  The holders of a majority in aggregate principal amount of any series of Debt Securities then outstanding by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of such series, or except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, Federal-Mogul shall have the right at any time and from time to time during the term of the series of Debt Securities to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the stated maturity of the Debt Securities. Certain material United States Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, at the end of such Extension Period, Federal-Mogul shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) Federal-Mogul shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Federal-Mogul in connection with the satisfaction by Federal-Mogul of its obligations under any employee or agent benefit plans or the satisfaction by Federal-Mogul of its obligations pursuant to any contract or security outstanding on the date of such event requiring Federal-Mogul to purchase capital stock of Federal-Mogul, (ii) as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of Federal-Mogul's capital stock, (iii) the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion of exchange provisions of such capital stock or the security being conversed or exchanged, (iv) dividends or distributions in capital stock of Federal-Mogul (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) Federal-Mogul shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Federal-Mogul that rank junior to the Debt Securities, and (c) Federal-Mogul shall not make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, Federal-Mogul may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Federal-Mogul may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but Federal-Mogul may prepay at any time all or any portion of the interest accrued during an Extension Period. Federal-Mogul has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debt Securities. Federal-Mogul shall give the holders of the Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Federal-Mogul is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Debt Securities of the record or payment date of such related interest payment.

MODIFICATION OF THE INDENTURES

  Unless otherwise specified in the applicable Prospectus Supplement, each Indenture contains provisions permitting Federal-Mogul and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Federal-Mogul and the assumption of the covenants and obligations of Federal-Mogul by a successor to Federal-Mogul; (ii) to add to the covenants of Federal-Mogul or to surrender any right or power of Federal-Mogul; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Debt Securities in global form; (v) to add, change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of the holders of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits Federal-Mogul and the Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner adverse to any outstanding Debt Securities. (Section 8.1.)

  Unless otherwise specified in the applicable Prospectus Supplement, each Indenture also contains provisions permitting Federal-Mogul and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest, if any, on any Debt Security; (ii) reduce the principal of, or the rate of interest, or premium, if any, on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security or Indexed Security; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vi) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Federal-Mogul to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

  The Subordinated Indenture provides that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section
12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as: (i) all indebtedness of Federal-Mogul, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, that is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Federal-Mogul is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Senior Indebtedness does not include (A) any indebtedness of Federal-Mogul to any of its subsidiaries, (B) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, and (C) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Subordinated Debt Securities. (Section 12.2 of the Subordinated Indenture.)

  If (i) Federal-Mogul defaults in the payment of any principal, or premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Federal-Mogul by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Federal-Mogul, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Federal-Mogul, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Federal-Mogul for the benefit of creditors, or (iv) any other marshalling of the assets of Federal-Mogul, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Federal-Mogul on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Federal-Mogul or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Federal-Mogul being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Federal-Mogul. (Section 12.9 of the Subordinated Indenture.)

  Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. After all Senior Indebtedness has been paid in full and until the Subordinated Debt Securities are paid in full, the holders of Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the holders of Subordinated Debt Securities have been applied to the payment of Senior Indebtedness, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Federal-Mogul and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Federal-Mogul on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

  The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

DEFEASANCE AND COVENANT DEFEASANCE

  If indicated in the applicable Prospectus Supplement, Federal-Mogul may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Federal-Mogul must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)

  In addition, with respect to the Subordinated Indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under "--Subordination under the Subordinated

Indenture" above, would prevent Federal-Mogul from making payments of principal of (and premium, if any) and interest, if any, on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(i) of the Subordinated Indenture.)

  Federal-Mogul may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Federal-Mogul exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. (Section 4.4.) If Federal-Mogul exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

  Unless otherwise specified in the applicable Prospectus Supplement, The Bank of New York will be the Trustee under the Senior Indenture and under the Subordinated Indenture. Federal-Mogul may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

  In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Federal-Mogul is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Restated Articles of Incorporation.

  The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

PREFERRED STOCK

  The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates (which may be fixed or variable) and the dates on which any such dividends will be payable and the dates from which such dividends shall accrue (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of Federal-Mogul (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

  All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

  The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive, upon any liquidation of Federal-Mogul, all remaining assets available for distribution to shareholders after satisfaction of Federal-Mogul's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. The Common Stock is listed on the NYSE. The holders of Common Stock have no preemptive, conversion or redemption rights. The registrar and transfer agent for the Common Stock is The Bank of New York.

CERTAIN PROVISIONS

  The Restated Articles of Incorporation and Bylaws of Federal-Mogul and the Rights Agreement contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a change of control of Federal-Mogul. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Articles of Incorporation and Bylaws and the Rights Agreement.

 Federal-Mogul's Articles of Incorporation

  Federal-Mogul's Restated Articles of Incorporation provide that the approval of a business combination (as hereinafter defined) requires (in addition to any other vote that may be required) the affirmative vote of at least a majority of the outstanding shares of preferred stock entitled to vote thereon and Common Stock, voting as a single class. In addition, (a) where the Restated Articles of Incorporation require the approval of the holder of the preferred stock or one or more series thereof considered as a separate class, such business combination shall also require the affirmative vote of at least a majority of the outstanding shares of the preferred stock of such series thereof considered as a separate class that are not owned by an Interested Shareholder (as hereinafter defined) and (b) where applicable law requires that a transaction be approved by any class or series of Federal-Mogul's stock or any combination thereof considered as a single class, such transaction shall also require the affirmative vote of at least a majority of the shares of each such class or series or combination considered as a single class that are not owned by the Interested Shareholder.

  The voting requirements set forth in the previous paragraph shall not apply to any business combination if (a) Federal-Mogul's Board of Directors includes at least one member who was a duly elected and acting member of the Board of Directors (each being a "Disinterested Director") prior to the time the Interested Shareholder involved became an Interested Shareholder and such business combination has been approved by a majority of the Disinterested Directors and by a majority of the entire Board of Directors, (b) the aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be at least equal to the Specified Price (as hereinafter defined) or (c) such business combination has been unanimously approved by the Board of Directors and the Board has, in the faithful exercise of its fiduciary duties to the holders of Common Stock, unanimously and expressly determined that the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by holders of Common Stock in such business combination, although less than the Specified Price, is nonetheless fair to all holders of Common Stock.

  As used above:

    "business combination" means (a) any merger or consolidation of Federal-Mogul and any subsidiary with or into any Interested Shareholder or any corporation which after such merger or consolidation would be an affiliate of an Interested Shareholder, (b) any sale lease exchange, mortgage, pledge, transfer or other disposition to any Interested Shareholder or its affiliate of assets of Federal-Mogul or any subsidiary having a fair market value of $1 million or more (except in the ordinary course of business and on an arm's-length basis), (c) the issuance or transfer by Federal-Mogul or any subsidiary (in one transaction or a series of related transactions) of any securities of Federal-Mogul or a subsidiary to any Interested Shareholder or its affiliate for cash, securities or property having a fair market value of $1 million or more, (d) the adoption of any plan or proposal for the liquidation or dissolution of Federal-Mogul as a result of which any Interested Shareholder or its affiliate would receive any assets of Federal-Mogul other than cash or (e) any reclassification of securities (including any reverse stock split) or recapitalization of Federal-Mogul or merger or consolidation of Federal-Mogul with any subsidiary or any similar transaction (whether or not with an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportion of outstanding shares of any equity security of Federal-Mogul or a subsidiary directly owned by an Interested Shareholder or its affiliate.

    "Interested Shareholder" means a person who on the record date for determining the shareholders entitled to vote on a business combination is
  (a) the beneficial owner of 10% or more of the outstanding shares of Common Stock, (b) an affiliate of Federal-Mogul and within two years prior to such record date beneficially owned 10% or more of the then outstanding shares of Common Stock or (c) an assignee or other successor to any shares of capital stock of Federal-Mogul which were within two years prior thereto beneficially owned by an Interested Shareholder and such assignment or succession shall have occurred in one or more transactions not involving a public offering.

    "Specified Price" means the highest of (a) the highest per share price paid or agreed to be paid by such Interested Shareholder to acquire beneficial ownership of any shares of Common Stock within the two-year period prior to the consummation of the business combination; (b) the per share book value of the Common Stock at the end of the fiscal month immediately preceding the consummation of such business combination; and
  (c) if the Common Stock of the Interested Shareholder is publicly traded, the price per share equal to the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination (or, if votes are not solicited on such business combination, immediately preceding the consummation of such business combination) multiplied by the ratio (if any) of the highest published sale price of the Interested Shareholder's common stock during its four fiscal quarters immediately preceding such date, to the earnings per share of common stock of the Interested Shareholder for such four fiscal quarters.

 Federal-Mogul's Bylaws

  Federal-Mogul's Bylaws contain provisions that govern nominations of directors by shareholders and presentation of business by shareholders for consideration at the annual meeting of shareholders. Generally, a shareholder must give notice of such nomination or business within 60 to 90 days prior to such meeting, giving specified information as to the shareholder and as to the person nominated and the business proposed to be brought before the meeting.

 Preferred Share Purchase Rights

  In 1988, Federal-Mogul's Board of Directors authorized the distribution of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock. Each Right entitles the holder thereof to buy one-half of one one-hundredth of a share of Series B Junior Participating Preferred Stock at a price of $70.00. The Rights are governed by the Rights Agreement.

  As distributed, the Rights trade together with the Common Stock. They may be exercised or traded separately only after the earlier to occur of: (i) 10 days following a public announcement that a person or group of persons has obtained the right to acquire 10% or more of the outstanding Common Stock (20% in the case of certain institutional investors), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement or announcement of an intent to make a tender offer or exchange offer which would result in beneficial ownership by a person or group of persons of 10% or more of the outstanding Common Stock. If the acquiring person or group of persons acquires 10% or more of the Common Stock, each Right (other than those held by the acquirer) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of twice the Right's exercise price. Additionally, if Federal-Mogul is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's stock (or Common Stock of Federal-Mogul if it is the surviving corporation) having a market value of twice the Right's exercise price.

  Rights may be redeemed at the option of the Board of Directors for $0.005 per Right at any time before a person or group or persons acquires 10% or more of Federal-Mogul's Common Stock. The Board may amend the Rights at any time without shareholder approval. The Rights will expire by their terms on November 14, 1998.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Federal-Mogul in a manner that causes the Rights to become exercisable. Federal-Mogul believes, however, that the Rights would neither affect any prospective offeror willing to negotiate with the Board of Directors of Federal-Mogul nor interfere with any merger or other business combination approved by the Board of Directors.

                             SELLING SHAREHOLDERS

  The following table sets forth certain information concerning the beneficial ownership of Common Stock held by the Selling Shareholders, as of May 12, 1998. As of such date, none of the Selling Shareholders holds greater than 1% of the shares of the Company's outstanding Common Stock.

                                                                  NUMBER OF
                                                             SHARES BENEFICIALLY
                                                                 OWNED AS OF
                            NAME                               MAY 12, 1998(1)
                            ----                             -------------------
Robert J. Morris Revocable Trust UAD 2/16/83................        69,075
Ellen J. Morris.............................................        97,353
Bruce E. Morris.............................................       113,287
Richard A. Morris Business Trust............................        85,927
Morris 1992 Gift Trust for Ellen UAD 12/10/92...............        16,116
Morris 1992 Gift Trust for Bruce UAD 12/10/92...............        16,116
Morris 1992 Gift Trust for Richard UAD 12/10/92.............        16,116
Robert J. Morris Trust UAD 7/26/65..........................        90,986
Morris Meridian Trust for Ellen UAD 3/1/96..................        41,442
Morris Meridian Trust for Richard UAD 3/1/96................        41,442
Elliot Lehman Trust 5/87....................................        57,930
Frances M. Lehman Trust 5/87................................        99,372
E. Lehman 15 Year Income Trust..............................         3,178
F. Lehman 15 Year Income Trust..............................         4,104
Kenneth A. Lehman 1996 E. Family Trust 6/96.................         3,213
Kenneth A. Lehman 1996 F. Family Trust 6/96.................         3,213
Paul Lehman 1996 E. Family Trust 6/96.......................         3,213
Paul Lehman 1996 F. Family Trust 6/96.......................         3,213
Kay L. Schlozman 1996 E. Family Trust 6/96..................         3,213
Kay L. Schlozman 1996 F. Family Trust 6/96..................         3,213
Kenneth A. Lehman...........................................       106,407
Lucy G. Lehman..............................................        11,405
Paul A. Lehman..............................................        98,514
Kenneth A. Lehman 1992 E Family Trust 12/92.................       121,016
Paul A. Lehman 1992 E Family Trust 12/92....................       121,016
Kay Lehman 1992 E Family Trust 12/92........................       121,016
Ronna Stamm.................................................         5,973
Kay Schlozman Children's Trust 12/82........................         7,690
Schlozman Family Gift Trust 9/85............................        14,456
Kay L. Schlozman 1997 Children's Trust 11/97................         3,845
Daniel A. Schlozman Trust #1 12/81..........................        61,265
Daniel A. Schlozman Trust #2 12/81..........................        61,264
Schlozman 1994 Gift Trust for Julia.........................         5,922
Sylvia M. Radov.............................................       134,413
Lewis C. Weinberg Irrevocable Trust 8/76....................        54,994
DAW Family Trust 9/85.......................................        45,382
Daniel C. Weinberg Revocable Trust 7/97.....................        72,382
Carol Jung..................................................        35,685
Kessler 1996 Gift for David.................................         1,323
Kessler 1996 Gift Trust for Daniel..........................         1,438
DCW Family Trust 9/85.......................................       123,028
Lewis Weinberg Grandchildrens Gift Trust 12/82 Keith........        11,788
Keith A. Kessler............................................        23,921
Lewis Weinberg Grandchildrens Gift Trust 12/82 Arthur.......        11,788

                                                                  NUMBER OF
                                                             SHARES BENEFICIALLY
                                                                 OWNED AS OF
                            NAME                               MAY 12, 1998(1)
                            ----                             -------------------
Arthur J. Kessler...........................................        33,025
Lewis Weinberg Grandchildrens Gift Trust 12/82 Eric.........        11,788
Eric J. Kessler Irrevocable Trust 12/77.....................        33,025
Lewis Weinberg Grandchildrens Gift Trust 12/82 Mindy........        29,872
SMR-DAW Childrens Gift Trust for Mindy 12/82................         6,319
Lewis Weinberg Grandchildrens Gift Trust 12/82 Brian........        29,872
SMR-DAW Childrens Gift Trust for Brian 12/82................         6,319
Sylvia MGP Trust for Daniel 06/96...........................        97,893
Weinberg 1992 Gift Trust for Daniel.........................        41,954
Sylvia 1992 Gift Trust for Barbara..........................       102,185
Sylvia 1992 Gift Trust for David............................       102,185
Sylvia 1992 Gift Trust for Daniel...........................       102,185
LCW-DCW Family Gift Trust 9/85..............................        25,894
SMR-DCW Family Gift Trust 9/85..............................        26,463
Lewis Weinberg Grandchildrens Gift Trust--Zachary...........        20,438
Zachary D. Weinberg Irrevocable Trust 12/81.................         3,144
Abigail Weinberg Trust 2/90.................................        21,825
Abigail Weinberg Annual Gift Trust 12/91....................         1,757
Sylvia MGP Trust for David 6/96.............................        97,893
Sylvia MGP Trust for Barbara 6/96...........................        97,893
H&M Realty Corporation......................................       216,584
McCormick Investments, Inc..................................            81
McCormick Investments, LP...................................         7,926

--------
  (1) Assumes conversion of Series E Stock.

  The Selling Shareholders may from time to time offer and sell pursuant to this Prospectus and a Prospectus Supplement providing therefor, shares of Common Stock held by such Selling Shareholders.

  The shares of Common Stock that may be offered and sold by the Selling Shareholders will be acquired by such Selling Shareholders through conversion of Series E Stock received as part of the consideration received by them in the Federal-Mogul acquisition of Fel-Pro. Pursuant to the Registration Rights Agreement among Federal-Mogul and the Selling Shareholders. Federal-Mogul shall bear all expenses incident to Federal-Mogul's performance of or compliance with the Registration Rights Agreement, except that the Selling Shareholders will pay all underwriting discounts and commissions relating to their shares of Common Stock, brokerage fees, transfer taxes, and the fees and expenses of any counsel, accountants or other representatives retained by the Selling Shareholders, if any. The Selling Shareholders will be indemnified by Federal-Mogul against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                             PLAN OF DISTRIBUTION

  Federal-Mogul may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

  The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to Federal-Mogul from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by Federal-Mogul from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Federal-Mogul to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the Securities so offered and sold.

  If Securities are sold by means of an underwritten offering, Federal-Mogul will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

  If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, Federal-Mogul will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase Securities may be solicited directly by Federal-Mogul and the sale thereof may be made by Federal-Mogul directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Federal-Mogul against certain liabilities, including liabilities under the Securities Act.

  Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Federal-Mogul and its subsidiaries in the ordinary course of business.

  Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Federal-Mogul. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Federal-Mogul to indemnification or contribution by Federal-Mogul against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Federal-Mogul and its subsidiaries in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, Federal-Mogul may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from Federal-Mogul at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by Federal-Mogul.

  The Selling Shareholders have informed the Company that, unless otherwise specified in a Prospectus Supplement, they intend to dispose of their shares of Common Stock offered hereby (the "Shares") through underwriters and that they will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Shares in respect of which this Prospectus is delivered to the public. The Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Shares will be obligated to purchase all such Shares if any are purchased.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  Federal-Mogul has filed with the Commission, pursuant to Section 13 of the Exchange Act:

    1. Federal-Mogul's Annual Report on Form 10-K for the year ended December 31, 1997;

    2. Federal-Mogul's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    3. Federal-Mogul's Current Reports on Form 8-K filed on January 13, 1998, March 11, 1998, March 23, 1998, April 7, 1998, April 17, 1998, May 14, 1998
  and June 11, 1998; and

    4. Federal-Mogul's Proxy Statement for the 1998 Annual Shareholders' Meeting, filed on April 21, 1998.

  All documents filed by Federal-Mogul with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO: EDWARD W. GRAY, JR., ESQ., SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034 (TELEPHONE: (248) 354-7700).

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of Securities being offered hereby will be passed upon for Federal-Mogul by David M. Sherbin, Esq., Associate General Counsel of Federal-Mogul. Mr. Sherbin owns and holds options to purchase approximately 1,550 shares of Common Stock of Federal-Mogul.

                                    EXPERTS

  The consolidated financial statements and schedule of Federal-Mogul as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule audited by Ernst & Young LLP are incorporated herein by reference in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of T&N as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Audit Plc, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements audited by KPMG Audit Plc are incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

  The financial statements of Fel-Pro as of December 28, 1997 and December 29, 1996 for each of the three years in the period ended December 28, 1997 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein. Such financial statements audited by Ernst & Young LLP are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

      Filing fee of Securities and Exchange Commission relating to registration statement...................................... $  737,500
      Fees and expenses of counsel for the Registrant..............    450,000
      Fee of accountants...........................................    100,000
      Printing expenses............................................    700,000
      Miscellaneous................................................     12,500
                                                                    ----------
          Total.................................................... $2,000,000
                                                                    ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.

  Sections 561 through 571 of the Michigan Business Corporation Act (the "Act"), and Article XI of Federal-Mogul's Bylaws relate to the indemnification of Federal-Mogul's directors and officers, among others, in a variety of circumstances against Liabilities arising in connection with the performance of their duties.

  The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Federal-Mogul or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Federal-Mogul) arising by reason of the fact that such person is or was a director or officer of Federal-Mogul (or with some other entity at Federal-Mogul's request) and
(ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by or in the right of Federal-Mogul, unless the director or officer is found liable to Federal-Mogul and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

  The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by (a) a majority vote of a quorum of the Board of Directors who were not parties or threatened to be made parties to the action, suit or proceeding, (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding,
(c) by independent legal counsel, (d) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, or
(e) by the shareholders (but shares held by directors or officers who are parties or are threatened to be made parties may not be voted). In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written affirmation by the director or officer of their good-faith belief that they have met the applicable standard of conduct set forth in Sections 561 and 562 of the Act, receipt of a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

  Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under Federal-Mogul's Articles of Incorporation, Bylaws, or a contractual agreement. The Act permits

Federal-Mogul to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Federal-Mogul whether or not such liabilities would be within the foregoing indemnification provisions.

                                    BYLAWS

  Under Federal-Mogul's Bylaws, Federal-Mogul is required to indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal-Mogul, a "derivative action") by reason of the fact that such person is, was or agreed to become a director or officer of Federal-Mogul, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal-Mogul or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal-Mogul, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

  Federal-Mogul's Bylaws provide that Federal-Mogul shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that if required by the Act, the person furnishes Federal-Mogul with an undertaking to reimburse Federal-Mogul if it is ultimately determined that such person is not entitled to indemnification. Federal-Mogul shall provide indemnification to any person who is or was serving at the request of Federal-Mogul as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal-Mogul may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal-Mogul (or is serving or was serving at the request of Federal-Mogul in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal-Mogul would have the power to indemnify the person against such liability under the provisions of Federal-Mogul's Bylaws.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE GUARANTORS

  Federal-Mogul's Bylaw provisions described above provide for indemnification for persons serving at the request of Federal-Mogul as director or officer of, or in certain other capacities in respect of, Guarantors. In addition, the following indemnification provisions are applicable.

 Michigan

  Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc. are organized under the laws of the State of Michigan. The indemnification provisions of the Michigan Business Corporation Act described in "Indemnification of directors and officers of the Company" above also relate to the directors and officers of Federal-Mogul World Wide, Inc. and Federal-Mogul Global Properties, Inc.

 Delaware

  Federal-Mogul Dutch Holdings Inc., Federal-Mogul Global Inc., Federal-Mogul U.K. Holdings Inc., Carter Automotive Company, Felt Products Mfg. Co., Fel-Pro Chemical Products, L.P. and Fel-Pro Management Co. are organized under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other Court shall deem proper. Also the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense or any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Tenth of Fel-Pro Management Co.'s Certificate of Incorporation provides for the same indemnification as described above.

  Under Section 1 of Article IX of Felt Products Mfg. Co.'s Bylaws, Felt Products Mfg. Co. is required to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, to indemnify all officers and directors of the corporation. The indemnification authorized by the Bylaws will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

 Nevada

  Federal Mogul Venture Corporation is organized under the laws of the State of Nevada. Pursuant to the Nevada General Corporation Laws a director or officer of Federal Mogul Venture Corporation shall not be personally liable to Federal Mogul Venture Corporation or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300. In addition and under certain circumstances, Nevada Revised Statutes 78.751 and Federal Mogul Venture Corporation's Bylaws, provide for the indemnification of Federal Mogul Venture Corporation's officers, directors, employees, and agents against liabilities which they may incur in such capacities.

  In addition, under Article XI of Federal Mogul Venture Corporation's Bylaws, Federal Mogul Venture Corporation is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal Mogul Venture Corporation, a "derivative action") by reason of the fact that such person is or was a director or officer of Federal Mogul Venture Corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal Mogul Venture Corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal Mogul Venture Corporation, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

  Federal Mogul Venture Corporation's Bylaws provide that Federal Mogul Venture Corporation shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that the person furnishes Federal Mogul Venture Corporation with an undertaking to reimburse Federal Mogul Venture Corporation if it is ultimately determined that such person is not entitled to indemnification. Federal Mogul Venture Corporation shall provide indemnification to any person who is or was serving at the request of Federal Mogul Venture Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal Mogul Venture Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal Mogul Venture Corporation (or is serving or was serving at the request of Federal Mogul Venture Corporation in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal Mogul Venture Corporation would have the power to indemnify the person against such liability under the provisions of Federal Mogul Venture Corporation's Bylaws or the laws of the State of Nevada.

ITEM 16. EXHIBITS

       *1.1    Form of Shelf Underwriting Agreement relating to Debt and Equity
               Securities
       *1.2    Form of U.S. Purchase Agreement
       *1.3    Form of International Purchase Agreement
       *3.1    Federal-Mogul's Second Restated Articles of Incorporation, as
               amended (Incorporated by reference to Exhibit 3.1 to Federal-
               Mogul's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1992)
       *3.2    Amendment to Federal-Mogul's Second Restated Articles of
               Incorporation, as amended
       *3.3    Federal-Mogul's Bylaws, as amended (filed as Exhibit 3.2 to
               Federal-Mogul's Form 10-K for the year ended December 31, 1997)
      **3.4    Federal-Mogul Dutch Holdings Inc.'s Certificate of
               Incorporation, as amended
      **3.5    Federal-Mogul Dutch Holdings Inc.'s Bylaws
      **3.6    Federal-Mogul Global Inc.'s Articles of Incorporation
      **3.7    Federal-Mogul Global Inc.'s Bylaws
      **3.8    Federal-Mogul U.K. Holdings Inc.'s Certificate of Incorporation,
               as amended
      **3.9    Federal-Mogul U.K. Holdings Inc.'s Bylaws

      **3.10   Carter Automotive Company, Inc.'s Certificate of Incorporation
      **3.11   Carter Automotive Company, Inc.'s Bylaws
      **3.12   Federal Mogul Venture Corporation's Articles of Incorporation,
               as amended
      **3.13   Federal Mogul Venture Corporation's Bylaws
      **3.14   Federal-Mogul World Wide, Inc.'s Articles of Incorporation
      **3.15   Federal-Mogul World Wide, Inc.'s Bylaws
      **3.16   Federal-Mogul Global Properties, Inc.'s Articles of
               Incorporation
      **3.17   Federal-Mogul Global Properties, Inc.'s Bylaws
      **3.18   Felt Products Mfg. Co.'s Restated Certificate of Incorporation,
               as amended
      **3.19   Felt Products Mfg. Co.'s Bylaws
      **3.20   Fel-Pro Management Co.'s Certificate of Incorporation, as
               amended
      **3.21   Fel-Pro Management Co.'s Bylaws
      **3.22   Fel-Pro Chemical Products L.P.'s Certificate of Limited
               Partnership
      **3.23   Fel-Pro Chemical Products L.P.'s Limited Partnership Agreement
       *4.1    Form of Senior Indenture
       *4.2    Form of Subordinated Indenture
        4.3    Form of Debt Security. The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
        4.4    Form of Preferred Stock. Any amendment to the Company's Articles of Incorporation authorizing the creation of any series of
               Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.
        4.5    Form of Guarantee. The form or forms of such Guarantees with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
       *5      Opinion of David M. Sherbin, Esq.
      **5.1    Opinion of David E. Sherbin, Esq. regarding the validity of the
               Guarantees
      *12.1    Computation of Ratio of Earnings to Fixed Charges
      *12.2    Computation of Ratio of Earnings to Combined Fixed Charges and
               Preferred Stock Dividends
     **23.1    Consent of Ernst & Young LLP
     **23.2    Consent of KPMG Audit Plc
      *23.3    Consent of David M. Sherbin, Esq. (included in his opinion filed as Exhibit 5)
      *23.4    Consent of Paul S. Lewis
      *23.5    Consent of Sir Geoffrey Whalen
      *24.1    Power of Attorney for Federal-Mogul (included on the signature page of the original filing)
     **24.2    Powers of Attorney of Guarantors (included on their respective signature pages herein)
      *25.1    Statement of Eligibility on Form T-1 under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York, as Trustee under the Indentures

--------
   *Previously filed as an exhibit to Registration Statement Number 333-50413. **Filed herewith.

ITEM 17. UNDERTAKINGS

  The Undersigned registrants hereby undertake:

    A. to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in the paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    B. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    C. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
    D. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    E. insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    F. that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    G. that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    H. to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON THE 12TH DAY OF JUNE, 1998.

                                          Federal-Mogul Corporation

                                             /s/ David M. Sherbin
                                          By: _________________________________
                                            David M. Sherbin
                                            Associate General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of June, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


                     *                      Chairman of the Board, President, Chief
___________________________________________   Executive Officer and Director (Principal
             Richard A. Snell                 Executive Officer)

                     *                      Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
              Thomas W. Ryan                  Officer)

                     *                      Vice President and Controller (Principal
___________________________________________   Accounting Officer)
             Kenneth P. Slaby

                     *                      Director
___________________________________________
              John J. Fannon

                     *                      Director
___________________________________________
             Roderick M. Hills

                     *                      Director
___________________________________________
              Antonio Madero

                     *                      Director
___________________________________________
           Robert S. Miller, Jr.

                     *                      Director
___________________________________________
               John C. Pope

                     *                      Director
___________________________________________
          Dr. Hugo Michael Sekyra

   /s/ David M. Sherbin
*By: ________________________________
   David M. Sherbin,
   Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul Dutch Holdings Inc.

                                                   /s/ Alan C. Johnson
                                          By: _________________________________

                                             Name: Alan C. Johnson
                                             Title:President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

                       FEDERAL-MOGUL DUTCH HOLDINGS INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



              SIGNATURE                        TITLE                 DATE

         /s/ Alan C. Johnson           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

         /s/ Thomas W. Ryan            Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul Global Inc.
                                                    /s/ Alan C. Johnson

                                            Name: Alan C. Johnson
                                          By:
                                            __________________________________
                                            Title: President and Chief
                                            Executive Officer

                               POWER OF ATTORNEY

                           FEDERAL-MOGUL GLOBAL INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE

         /s/ Alan C. Johnson           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A Bozynski           Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

         /s/ Thomas W. Ryan            Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul U.K. Holdings Inc.

                                                   /s/ Alan C. Johnson
                                          By: _________________________________

                                             Name:Alan C. Johnson
                                             Title:President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

                       FEDERAL-MOGUL U.K. HOLDINGS INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



              SIGNATURE                        TITLE                 DATE

         /s/ Alan C. Johnson           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

         /s/ Thomas W. Ryan            Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Carter Automotive Company

                                                  /s/ Alan C. Johnson
                                          By: _________________________________

                                             Name: Alan C. Johnson
                                             Title:President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

                           CARTER AUTOMOTIVE COMPANY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



              SIGNATURE                        TITLE                 DATE

        /s/ Alan C. Johnson            Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

        /s/ Thomas W. Ryan             Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

       /s/ David A. Bozynski           Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

        /s/ Alan C. Johnson            Director                 June 12, 1998
-------------------------------------

        /s/ Thomas W. Ryan             Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul Venture Corporation

                                                  /s/ Alan C. Johnson
                                          By: _________________________________
                                            Name: Alan C. Johnson
                                            Title:President and Chief
                                            Executive Officer

                               POWER OF ATTORNEY

                       FEDERAL-MOGUL VENTURE CORPORATION

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Alan C. Johnson           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------  (Principal
                                        Accounting Officer)

       /s/ Timothy W. Hefferon         Director                 June 12, 1998
-------------------------------------

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul World Wide, Inc.

                                                     /s/ Richard A. Snell
                                          By:__________________________________
                                            Name: Richard A. Snell
                                            Title: President and Chief
                                            Executive Officer

                               POWER OF ATTORNEY

                        FEDERAL-MOGUL WORLD WIDE, INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

        /s/ Richard A. Snell           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

         /s/ Thomas W. Ryan            Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Federal-Mogul Global Properties,
                                          Inc.

                                                    /s/ Thomas W. Ryan
                                          By:__________________________________
                                            Name: Thomas W. Ryan
                                            Title: Vice President and Chief
                                            Financial Officer

                               POWER OF ATTORNEY

                     FEDERAL-MOGUL GLOBAL PROPERTIES, INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE

         /s/ James B. Carano           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

        /s/ David A. Bozynski          Director                 June 12, 1998
-------------------------------------

         /s/ Alan C. Johnson           Director                 June 12, 1998
-------------------------------------

         /s/ James B. Carano           Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Felt Products Mfg. Co.

                                                   /s/ Thomas W. Ryan
                                          By: _________________________________
                                            Name: Thomas W. Ryan
                                            Title: Vice President and Chief
                                            Financial Officer

                               POWER OF ATTORNEY

                            FELT PRODUCTS MFG. CO.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

        /s/ Richard A. Snell           Chief Executive          June 12, 1998
-------------------------------------   Officer (Principal
                                        Executive Officer)

         /s/ Thomas W. Ryan            Chief Financial          June 12, 1998
-------------------------------------   Officer (Principal
                                        Financial Officer)

        /s/ David A. Bozynski          Controller               June 12, 1998
-------------------------------------   (Principal
                                        Accounting Officer)

         /s/ Thomas W. Ryan            Director                 June 12, 1998
-------------------------------------

      /s/ Wilhelm A. Schmelzer         Director                 June 12, 1998
-------------------------------------

        /s/ Richard A. Snell           Director                 June 12, 1998
-------------------------------------

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                          Fel-Pro Management Co.

                                                    /s/ Thomas W. Ryan
                                          By:__________________________________
                                            Name: Thomas W. Ryan
                                            Title: Vice President and Chief
                                            Financial Officer

                               POWER OF ATTORNEY
                            FEL-PRO MANAGEMENT CO.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                 DATE

        /s/ Richard A. Snell           Chief Executive Officer     June 12,
-------------------------------------   (Principal Executive       1998
                                        Officer)

         /s/ Thomas W. Ryan            Chief Financial Officer     June 12,
-------------------------------------   (Principal Financial       1998
                                        Officer)

        /s/ David A. Bozynski          Controller (Principal       June 12,
-------------------------------------   Accounting Officer)        1998

         /s/ Thomas W. Ryan            Director                    June 12,
-------------------------------------                              1998

      /s/ Wilhelm A. Schmelzer         Director                    June 12,
-------------------------------------                              1998

        /s/ Richard A. Snell           Director                    June 12,
-------------------------------------                              1998

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, STATE OF MICHIGAN, ON JUNE 12, 1998.

                                     Fel-Pro Chemical Products, L.P.

                                     By Fel-Pro Management Co., as General
                                      Partner

                                             /s/ Richard A. Snell
                                     By: ______________________________________

                                         Name: Richard A. Snell

                                         Title: President and Chief Executive
                                         Officer

                               POWER OF ATTORNEY

                         FEDERAL-MOGUL WORLD WIDE, INC.

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. BOZYNSKI, DAVID M. SHERBIN AND EDWARD
W. GRAY, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Richard A. Snell          Chief Executive         June 12, 1998
------------------------------------   Officer (Principal
                                       Executive Officer)

         /s/ Thomas W. Ryan           Chief Financial         June 12, 1998
------------------------------------   Officer (Principal
                                       Financial Officer)

       /s/ David A. Bozynski          Controller              June 12, 1998
------------------------------------   (Principal
                                       Accounting
                                       Officer)

        /s/ Alan C. Johnson           Director                June 12, 1998
------------------------------------

         /s/ Thomas W. Ryan           Director                June 12, 1998
------------------------------------

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1.1    Form of Shelf Underwriting Agreement relating to Debt and Equity
         Securities
  1.2    Form of U.S. Purchase Agreement
  1.3    Form of International Purchase Agreement
  3.1    Federal-Mogul's Second Restated Articles of Incorporation, as amended
         (Incorporated by reference to Exhibit 3.1 to Federal-Mogul's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1992)
  3.2    Amendment to Federal-Mogul's Second Restated Articles of
         Incorporation, as amended
  3.3    Federal-Mogul's Bylaws, as amended (filed as Exhibit 3.2 to Federal-
         Mogul's Form 10-K for the year ended December 31, 1997)
  3.4    Federal-Mogul Dutch Holdings Inc.'s Certificate of Incorporation, as
         amended
  3.5    Federal-Mogul Dutch Holdings Inc.'s Bylaws
  3.6    Federal-Mogul Global Inc.'s Articles of Incorporation
  3.7    Federal-Mogul Global Inc.'s Bylaws
  3.8    Federal-Mogul U.K. Holdings Inc.'s Certificate of Incorporation, as
         amended
  3.9    Federal-Mogul U.K. Holdings Inc.'s Bylaws
  3.10   Carter Automotive Company, Inc.'s Certificate of Incorporation
  3.11   Carter Automotive Company, Inc.'s Bylaws
  3.12   Federal Mogul Venture Corporation's Articles of Incorporation, as
         amended
  3.13   Federal Mogul Venture Corporation's Bylaws
  3.14   Federal-Mogul World Wide, Inc.'s Articles of Incorporation
  3.15   Federal-Mogul World Wide, Inc.'s Bylaws
  3.16   Federal-Mogul Global Properties, Inc.'s Articles of Incorporation
  3.17   Federal-Mogul Global Properties, Inc.'s Bylaws
  3.18   Felt Products Mfg. Co.'s Restated Certificate of Incorporation, as
         amended
  3.19   Felt Products Mfg. Co.'s Bylaws
  3.20   Fel-Pro Management Co.'s Certificate of Incorporation, as amended
  3.21   Fel-Pro Management Co.'s Bylaws
  3.22   Fel-Pro Chemical Products L.P.'s Certificate of Limited Partnership
  3.23   Fel-Pro Chemical Products L.P.'s Limited Partnership Agreement
  4.1    Form of Senior Indenture
  4.2    Form of Subordinated Indenture
  4.3    Form of Debt Security. The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
  4.4    Form of Preferred Stock. Any amendment to the Company's Articles of
         Incorporation authorizing the creation of any series of Preferred
         Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.
  4.5    Form of Guarantee. The form or forms of such Guarantees with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
  5      Opinion of David M. Sherbin, Esq.

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  5.1    Opinion of David E. Sherbin, Esq. regarding the validity of the
         Guarantees
 12.1    Computation of Ratio of Earnings to Fixed Charges
 12.2    Computation of Ratio of Earnings to Combined Fixed Charges and
         Preferred Stock Dividends
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of KPMG Audit Plc
 23.3    Consent of David M. Sherbin, Esq. (included in his opinion filed as
         Exhibit 5)
 23.4    Consent of Paul S. Lewis
 23.5    Consent of Sir Geoffrey Whalen
 24.1    Power of Attorney (included on the signature page of the original filing)
 24.2    Powers of Attorney of Guarantors (included on their respective signature pages herein)
 25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Bank of New York, as Trustee under the
         Indentures